Exhibit 3.181

JIM EDGAR

Secretary of State

State of Illinois

ARTICLES OF INCORPORATION

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is		VASC, Inc.
(Shall contain the word “corporation”, “company”, “incorporated”.

“limited”, or an abbreviation thereof)

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:

	Registered Agent	David	A.	Bronner
		First Name	Middle Name	Last Name

	Registered Office	55	East Monroe St.	Suite 4100
		Number	Street	Suite # (A P.O. Box alone is not acceptable)
		Chicago	60603	Cook
		City	Zip Code	County

ARTICLE THREE       The purpose or purposes for which the corporation is organized are:

If not sufficient space to cover this point, add one or more sheets of this size.

The transaction of any and all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act of 1983.

ARTICLE FOUR         Paragraph 1: The authorized shares shall be:

Class	* Par Value per share	Number of shares authorized
Common	$0.01	10,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

If not sufficient space to cover this point, add one or more sheets of this size.

Cumulative voting of shares of stock of the corporation shall not be allowed under any circumstances.

ARTICLE FIVE          The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

Class	* Par Value per share	Number of shares proposed to be issued	Consideration to be received therefor
Common	$0.01	1,000		$1,000
			$
			$
			$
TOTAL				$1,000

*                            A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX

OPTIONAL

The number of directors constituting the initial board of directors of the corporation is                         , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address

ARTICLE SEVEN	OPTIONAL

	(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

	(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

	(c) It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$

	(d) It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$

ARTICLE EIGHT	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated July 25, 1984

	Signatures and Names		Post Office Address
1.	/s/ Candace K. Fullmer	1.	Suite 4100, 55 E. Monroe St.
	Signature			Street

	Candace K. Fullmer		Chicago	Illinois	60603
	Name (please print)		City/Town	State	Zip

2.		2.
	Signature			Street

	Name (please print)		City/Town	State	Zip

3.		3.
	Signature			Street

	Name (please print)		City/Town	State	Zip

(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.